UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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EQT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following letter was distributed to employees of EQT Corporation on March 21, 2019.

Subject Line: Update Regarding Annual Shareholder Meeting

Dear EQT Team,

Today we confirmed that Toby Rice has submitted a notice of nomination of nine director candidates to stand for election to the EQT Board of Directors at our 2019 Annual Meeting of Shareholders.

The EQT Board and management team strive to maintain an open dialogue with investors and welcome constructive input that may advance our goal of enhancing shareholder value. For this reason, members of the Board and management have met and spoken with Toby Rice and Derek Rice over the past few months.

As you know, EQT has undergone a cultural and strategic shift to focus on development optimization and efficiencies. We have begun a new chapter and made important enhancements throughout the organization. Most recently, we announced the appointment of Gary Gould as executive vice president and chief operating officer, effective April 2019. Gary has more than three decades of relevant industry experience, including in unconventional oil and gas in the Marcellus, and a proven track record of driving operational efficiency to achieve superior results. Gary will work closely with the management team to further optimize operations and reduce costs.

We are excited for the future of EQT and focused on executing our strategic plan to realize significant operational efficiencies and drive cash flow growth.

While Toby Rice’s decision to nominate director candidates may draw additional attention to the Company, I want to emphasize it remains business as usual for all of us. Today’s news will have no impact on your day-to-day responsibilities.

As for next steps, the EQT Board will review and consider Toby Rice’s candidates and make a formal recommendation regarding director nominees in the Company’s definitive proxy statement to be filed with the Securities and Exchange Commission. We will keep you updated as notable developments occur.

While the Board does its work, I know I can count on all of you to continue operating as safely and efficiently as possible.

Consistent with company policy, if you receive any inquiries from the media or other third parties please refer them to Linda Robertson at 412-553-7827 or lrobertson@eqt.com. Inquiries from shareholders and the financial community should be forwarded to Blake McLean at 412-395-3561 or bmclean@eqt.com.

We have already shown what we can achieve by working together, and I am confident we have an even brighter future ahead as a more focused, efficient EQT.

Sincerely,

Rob

Important Information

EQT Corporation (the “Company”) intends to file a proxy statement and associated GOLD proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”).  Details concerning the nominees of the Company’s Board of Directors for election at the 2019 Annual Meeting will be included in the proxy statement.  BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and shareholders can obtain a copy of the relevant documents filed by the Company with the SEC, including the definitive proxy statement, when it becomes available, free of charge by visiting the SEC’s website, www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents by directing a request to Blake McLean, Senior Vice President, Investor Relations and Strategy at EQT, at BMcLean@eqt.com, by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free, at 877-687-1866, or from the Company’s website at https://ir.eqt.com/sec-filings.

Participants in the Solicitation

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from shareholders in respect of the 2019 Annual Meeting.  Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Current Report on Form 8-K filed on March 7, 2019, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 14, 2019, the Company’s Current Reports on Form 8-K filed on November 13, 2018, October 25, 2018 (Accession No. 0001104659-18-063798), October 25, 2018 (Accession No. 0001104659-18-063732), September 4, 2018, and August 9, 2018 and the Company’s definitive proxy statement for the 2018 Annual Meeting of Shareholders, filed with the SEC on April 27, 2018.  To the extent holdings of such participants in the Company’s securities have changed since the amounts described in (or are not set forth in) the proxy statement for the 2018 Annual Meeting of Shareholders, such changes (or initial ownership information and subsequent changes) have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.